[ARTICLE] 5
[MULTIPLIER]   1,000

Part II.  Other information,   Item 6a.

Exhibit 11

                                   CIRRUS LOGIC, INC.
                 STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share amounts)
                                                Quarter Ended     Three Quarters Ended
                                              Dec. 30,  Dec. 31,   Dec. 30,  Dec. 31,
                                              1995      1994       1995      1994
                                              --------- ---------  --------- ---------
Primary:

Weighted average shares outstanding             63,273    59,694     62,409    59,501

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method              N/A     3,602      7,020     3,908
  Common stock warrants, using treasury
    stock or modified treasury stock method          -         4          8         6
                                              --------- ---------  --------- ---------
Common and common equivalent shares used in
  the calculation of net income per share       63,273    63,300     69,437    63,415
                                              ========= =========  ========= =========

Net (loss) income                              ($3,601)  $14,482    $52,173   $42,495
                                              ========= =========  ========= =========

(Loss) earnings per share                       ($0.06)    $0.23      $0.75     $0.67
                                              ========= =========  ========= =========

Fully diluted:

Weighted average shares outstanding             63,273    59,694     62,409    59,501

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method              N/A     3,602      7,528     3,908
  Common stock warrants, using treasury
    stock or modified treasury stock method          -         4          9         6
                                              --------- ---------  --------- ---------
Common and common equivalent shares used in
  the calculation of net income per share       63,273    63,300     69,946    63,415
                                              ========= =========  ========= =========

Net (loss) income                              ($3,601)  $14,482    $52,173   $42,495
                                              ========= =========  ========= =========

(Loss) earnings per share                       ($0.06)    $0.23      $0.75     $0.67
                                              ========= =========  ========= =========

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